Exhibit 4.1

NUMBER []	UNITS

HUDSON ACQUISITION I CORP.

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [ ]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE RIGHT TO RECEIVE ONE-EIGHTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ________________________________________________________________________ is the owner of Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Hudson Acquisition I Corp., a Delaware corporation (the “Company”) and one (1) right (the “Right(s)”). Every eight (8) Rights entitles the holder thereof to receive one share of Common Stock at a price of $10 per full share upon the consummation of the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (“Business Combination”). The Common Stock and Rights comprising the Units represented by this certificate are not transferable separately prior to the 45th day after the date of the prospectus relating to the closing of the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of Chardan Capital Markets, LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2022, between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Rights Agreement is on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, New York, New York 10004 and is available to Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Chief Executive Officer

Hudson Acquisition I Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN
ACT - _____ Custodian ______
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship	under Uniform Gifts to Minors
and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

_Units

represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated	[ ],2022________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying share of Common Stock from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective share of Common Stock underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.